                          NOTICE OF GUARANTEED DELIVERY
                                       FOR

                         TENDER OF SHARES OF COMMON STOCK
                                        OF

                         GRIFFIN TECHNOLOGY INCORPORATED

                    (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery or one substantially equivalent to this form must be used to accept the Offer (as defined below) if the certificates representing shares of common stock, par value $0.05 per share, of Griffin Technology Incorporated (the "Shares"), are not immediately available or time will not permit all required documents to reach National City Bank (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase), or the procedures for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by facsimile transmission or mail to the Depositary. See
Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:

                               NATIONAL CITY BANK

                                    By Mail:
                         National City Bank, Depositary
                                 P.O. Box 92301
                           Cleveland, Ohio 44193-0900
                     (800) 622-6757 (SHAREHOLDER QUESTIONS)

                           By Facsimile Transmission:
                                 (216) 476-8367

                         By Hand or Overnight Courier:
                         National City Bank, Depositary
                           Corporate Trust Operations
                           Third Floor -- North Annex
                             4100 West 150th Street
                           Cleveland, Ohio 44135-1385

                        Confirm Facsimile By Telephone:
                                 (216) 476-8049

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tenders to D-GT Acquisition, Incorporated (the "Purchaser"), a New York corporation and a wholly owned subsidiary of Diebold, Incorporated, an Ohio corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 26, 1995 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares indicated below pursuant to the guaranteed delivery procedure set forth in
Section 3 of the Offer to Purchase.

Share Certificate Nos. (if available):      Name(s) of Record Holder(s):

__________________________________          __________________________________

__________________________________          __________________________________
                                                  PLEASE TYPE OR PRINT
If Shares will be delivered by
book-entry transfer, check one box:

/ / The Depository Trust Company            Address(es)_______________________

/ / Midwest Securities Trust Company        __________________________________
                                                                      ZIP CODE
/ / Philadelphia Depository Trust Company
                                            Area Code and Telephone Number:
Account Number________________________
                                            __________________________________
Dated:                     , 1995
                                            __________________________________

                                            __________________________________

                                            __________________________________
                                                       SIGNATURE(S)


                     THE GUARANTEE BELOW MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a bank, broker or other institution which is a member of a Medallion Signature Guaranty Program (each, an "Eligible Institution"), hereby guarantees to deliver to the Depositary at one of its addresses set forth above either the certificates representing all tendered Shares, in proper form for transfer, or timely confirmation of a book-entry transfer of such Shares into the Depositary's account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or manually signed facsimile thereof) with any required signature guarantees, or, in the case of book-entry transfer of Shares, an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal within three National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System trading days after the date of execution of this Notice of Guaranteed Delivery.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal (unless an Agent's Message is utilized) and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:____________________________    _________________________________
                                                     AUTHORIZED SIGNATURE

Address:_________________________________
                                             Name:____________________________
                                                      PLEASE TYPE OR PRINT
_________________________________________
                                 ZIP CODE

                                             Title:___________________________

Area Code and
Tel. No.:________________________________    Dated:_____________________, 1995


NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS FORM. CERTIFICATES ARE TO BE
      DELIVERED WITH THE LETTER OF TRANSMITTAL.